UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010 (March 31, 2010)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 31, 2010, Avago Technologies Limited (the “Company”) held its 2010 Annual General Meeting, at which shareholders voted on the following matters:

(1)	To elect nine members to the Company’s board of directors;

(2)	To approve the re-appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and independent Singapore auditor for the fiscal year ending October 31, 2010 and to authorize the Audit Committee to fix its remuneration;

(3)	To approve the non-employee directors’ cash compensation for the period from April 1, 2010 through the date on which the Company’s 2011 Annual General Meeting is held, as set forth in the Company’s 2010 proxy statement;

(4)	To approve the general authorization for the directors of the Company to allot and issue ordinary shares of the Company, as set forth in the Company’s 2010 proxy statement; and

(5)	To approve the Share Purchase Mandate authorizing the purchase or acquisition by the Company of its own issued ordinary shares, as set forth in the Company’s 2010 proxy statement.

The votes cast in connection with such matters were as follows:

(1)	Election of Directors:

Name	For	Against	Abstain	Broker Non-Votes
Hock E. Tan	219,722,752	2,079,236	43,060	5,386,882
Adam H. Clammer	219,702,008	2,099,980	43,060	5,386,882
James A. Davidson	219,701,842	2,100,146	43,060	5,386,882
James V. Diller	219,839,894	1,962,094	43,060	5,386,882
Kenneth Y. Hao	219,699,802	2,102,186	43,060	5,386,882
David Kerko	219,719,071	2,080,917	45,060	5,386,882
Justine F. Lien	219,822,841	1,979,147	43,060	5,386,882
Donald Macleod	219,840,300	1,959,688	45,060	5,386,882
Bock Seng Tan	219,823,366	1,978,622	43,060	5,386,882

(2)	Re-appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes
227,165,347	24,359	42,224	0

(3)	Non-Employee Directors’ 2010/2011 Cash Compensation:

For	Against	Abstain	Broker Non-Votes
227,110,102	74,028	47,800	0

(4)	General Authorization for Directors to Issue Shares:

For	Against	Abstain	Broker Non-Votes
219,662,698	2,138,011	44,339	5,386,882

(5)	Share Purchase Mandate:

For	Against	Abstain	Broker Non-Votes
221,797,045	4,766	43,237	5,386,882

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 1, 2010

Avago Technologies Limited

By:	/s/ DOUGLAS R. BETTINGER
Name:	Douglas R. Bettinger
Title:	Senior Vice President and Chief Financial Officer